                                                                     EXHIBIT 99a


[GATX LOGO]                                                         NEWS RELEASE

FOR RELEASE: IMMEDIATELY

GATX FINANCIAL CORPORATION ANNOUNCES NOTE EXCHANGE OFFER

         CHICAGO, May 13 - GATX Financial Corporation, a wholly owned subsidiary of GATX Corporation (NYSE:GMT), today announced an offer to exchange any and all of three series of Notes due 2006 ("Old Notes") for a new series of Notes due 2011 ("New Notes"). The Old Notes, aggregating approximately $638 million of indebtedness, are comprised of the 6-3/4% Notes due March 1, 2006, the 7-3/4% Notes due December 1, 2006, and the 6-7/8% Notes due December 15, 2006. The exchange offer is subject to certain conditions, including the requirement that at least $150 million aggregate principal amount of Old Notes are validly tendered and not withdrawn.

         GATX Financial is undertaking this exchange offer as part of a continued strategy to proactively manage its balance sheet and future debt maturity schedule.

         The New Notes have not been registered under the Securities Act of 1933, as amended ("Securities Act") and may not be offered or sold in the United States absent registration or an exemption from registration requirements. GATX Financial previously distributed to each holder of the Old Notes a letter requesting certification that the holder is a qualified institutional buyer, as that term is defined in Rule 144A under the Securities Act. Only holders of Old Notes who have previously completed and returned the certification ("Eligible Holders") are authorized to participate in the exchange offer. An offering memorandum, dated today, will be distributed to Eligible Holders and is available to Eligible Holders through the information agent listed at the end of this press release.

         The offering memorandum details all aspects of this exchange offer. The following provides a brief summary of key elements:

            o The exchange offer with respect to each series of Old Notes will expire at 5:00 p.m., Eastern Time, on June 11, 2004, unless extended by GATX Financial.

            o GATX Financial is offering to exchange, for each $1,000 principal amount of each series of Old Notes, a like principal amount of New Notes and cash that together equal the total exchange price for each series.

            o The total exchange price for each series of Old Notes includes an early participation payment of $10.00 payable only to holders of Old Notes that tender their Old Notes on or prior to 5:00 p.m., Eastern Time, on the early participation date, which is May 27, 2004, unless extended by GATX Financial.

            o The total exchange price for each series of Old Notes is based on a fixed-spread pricing formula for that series, as detailed in the offering memorandum, and will be calculated on the second business day prior to the expiration of the exchange offer.

         This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The exchange offer is being made only pursuant to the offering memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.

COMPANY DESCRIPTION

         GATX Corporation (NYSE: GMT) is a specialized finance and leasing company combining asset knowledge and services, structuring expertise, partnering, and capital to provide business solutions to customers and partners worldwide. GATX specializes in railcar, locomotive, and aircraft operating leasing.

FORWARD-LOOKING STATEMENTS

Certain statements within this document may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," or "project" and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions; aircraft and railcar lease rate and utilization levels; conditions in the capital markets and the potential for a downgrade in GATX's or GATX Financial Corp.'s credit rating, either of which could have an effect on the Company's borrowing costs or ability to access the markets for commercial paper or secured and unsecured debt; dynamics affecting customers within the chemical, petroleum and food industries; regulatory rulings that may impact the economic value of assets; competitors in the rail and air markets who may have access to capital at lower costs than GATX; additional potential write-downs and/or provisions within GATX's portfolio; impaired asset charges; and general market conditions in the rail, air, technology, venture, and other large-ticket industries.

FOR FURTHER INFORMATION CONTACT:

GATX Corporation:   Robert C. Lyons         312-621-6633
                    Rhonda S. Johnson       415-955-3211

Information and
Exchange Agent:     Global Bondholder
                    Services Corporation    212-430-3774 / 866-470-4200

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.


(05/13/04)